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                                                                    EXHIBIT 23.7

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 15, 1999, relating to the combined financial statements of Telephonetics International, Inc. and Affiliate, which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.
                                             BDO Seidman, LLP


Miami, Florida
March 12, 1999